UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021

Qell Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39571	98-1554553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5050 Montgomery Street, Suite 1100 San Francisco, CA		94111
(Address of principal executive offices)		(Zip Code)

(415) 874-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of a redeemable Warrant to acquire one Class A ordinary share	QELLU	NASDAQ Capital Market
Class A ordinary share, par value $0.0001 per share	QELL	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	QELLW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 10, 2021, Qell Acquisition Corp. (“Qell”) held an extraordinary general meeting of its shareholders (the “General Meeting”), at which holders of 27,254,624 ordinary shares (consisting of Class A ordinary shares and Class B ordinary shares) were present in person or by proxy, representing 57.45% of the voting power of Qell’s ordinary shares as of the record date for the General Meeting, and constituting a quorum for the transaction of business. The proposals listed below are described in more detail in the registration statement on Form F-4 (the “Registration Statement”) of Lilium B.V. (“HoldCo”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 9, 2021 and includes a combined prospectus of HoldCo with respect to the securities to be issued in connection with proposed business combination of Qell with Lilium GmbH (the “Business Combination”) and a definitive proxy statement of Qell with respect to the General Meeting (the “Proxy Statement”). A summary of the voting results at the General Meeting is set forth below:

Proposal 1. The shareholders approved the Business Combination Agreement, dated March 30, 2021 (as amended), by and among Qell, Lilium N.V. (formerly known as Qell DutchCo B.V. and Lilium B.V.), Queen Cayman Merger LLC (“Merger Sub”) and Lilium GmbH, the Business Combination. The voting results for this proposal were as follows:

For	Against	Abstain
26,714,596	501,690	38,338

Proposal 2. The shareholders approved the Plan of Merger (as defined in the Business Combination Agreement) pursuant to which Qell would merge with and into Merger Sub, with Merger Sub as the surviving company in accordance with relevant Cayman Islands law, and the remaining transactions contemplated thereby, as a special resolution. The voting results for this proposal were as follows:

For	Against	Abstain
26,664,128	500,765	89,731

Proposal 3. The shareholders approved the Holdco 2021 Equity Incentive Plan, including the authorization of the initial share reserve under such Incentive Plan, as an ordinary resolution. The voting results for this proposal were as follows:

For	Against	Abstain
24,261,769	2,783,334	209,521

Proposal 4. The shareholders approved to adopt and approve the Holdco 2021 Employee Share Purchase Plan, including the authorization of the initial share reserve under such ESPP, as an ordinary resolution. The voting results for this proposal were as follows:

For	Against	Abstain
24,300,948	2,746,773	206,903

As there were sufficient votes to approve the above proposals, the “Adjournment Proposal” described in the Proxy Statement was not presented to shareholders.

Approximately 65% of Qell’s ordinary shares were tendered for redemption in connection with the approval of the Business Combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qell Acquisition Corp.

Date: September 15, 2021	By:	/s/ Barry Engle
Name: Barry Engle
Title: CEO